Exhibit 99.1

XPO Logistics Divests North American Truckload Operation to TransForce

$558 Million Strategic Sale of Assets Will Reduce Debt, Increase Return on Capital and Improve Long-Term Growth Profile

GREENWICH, Conn. — October 27, 2016 — XPO Logistics, Inc. (NYSE: XPO) (“XPO”) today announced that it has completed the sale of its truckload business to TransForce Inc. (TSX: TFI) for approximately $558 million in cash, subject to customary adjustments. XPO will use the proceeds from the transaction to pay down debt.

The divested truckload operation encompasses approximately 3,000 tractors, 7,500 trailers and 29 locations that were part of the October 2015 acquisition of Con-way Inc. XPO will continue to offer full truckload services to customers in the United States, Mexico and Canada through its extensive brokerage network. XPO is the second largest freight brokerage provider in the world.

Bradley Jacobs, chairman and chief executive officer of XPO Logistics, said, “TransForce is getting the 19th largest asset-based truckload carrier in the U.S., a highly experienced workforce, and a presence in the cross-border Mexico freight corridor. We divested these assets to concentrate on growing our value to customers in the areas where we’re leaders in the industry: contract logistics, truck brokerage, less-than-truckload, last mile, intermodal, drayage, expedite and managed transportation.”

Jacobs continued: “This transaction strengthens our balance sheet and improves our long-term growth profile. In addition to deleveraging, the sale reduces our annual capex requirements, increases our return on capital, and lessens the cyclicality of our operations.”

The divested operations, which have been reported as part of XPO’s Transportation segment, were expected to generate approximately $10 million of operating income for the remaining two months of 2016, and depreciation and amortization of approximately $10 million. The company will update its financial targets to reflect the transaction when it reports its third quarter results on November 2, 2016.

J.P. Morgan served as financial advisor to XPO Logistics, and Scudder Law Firm, P.C. acted as legal advisor.

About XPO Logistics

XPO Logistics, Inc. (NYSE: XPO) is a top ten global logistics provider of cutting-edge supply chain solutions to the most successful companies in the world. The company operates as a highly integrated network of people, technology and physical assets in 34 countries, with over 85,000 employees and 1,425 locations. XPO uses its network to help more than 50,000 customers manage their goods more efficiently throughout their supply chains. The company has two reporting segments: transportation and logistics. Its business is well diversified by geographies, verticals and types of service. XPO's corporate headquarters is in Greenwich, Conn., USA, and its European headquarters is in Lyon, France. www.xpo.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the expected impact of the sale of XPO’s truckload business on our balance sheet, long-term growth profile, capex requirements, return on capital and the cyclicality of our operations. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target" or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include those discussed in XPO's filings with the United States Securities and Exchange Commission and the following: economic conditions generally; competition and pricing pressures; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers’ demands; our ability to successfully manage our growth, including by maintaining effective internal controls; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; our ability to retain our and our acquired businesses’ largest customers; our ability to develop and implement suitable information technology systems; our substantial indebtedness; our ability to raise debt and equity capital; our ability to attract and retain key employees to execute our strategy, including retention of acquired companies’ key employees; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to attract and retain qualified drivers; litigation, including litigation related to alleged misclassification of independent contractors; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers and efforts by labor organizations to organize our employees; risks associated with our self-insured claims; risks associated with defined benefit plans for our current and former employees; fluctuations in currency exchange rates; fluctuations in fixed and floating interest rates; our ability to execute our growth strategy through acquisitions; fuel price and fuel surcharge changes; weather and other service disruptions; governmental regulation; and governmental or political actions, including the United Kingdom’s likely exit from the European Union. All forward-looking statements set forth in this press release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, XPO or its businesses or operations. Forward-looking statements set forth in this press release speak only as of the date hereof, and XPO undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.

Investor Contact:
XPO Logistics, Inc.
Tavio Headley, +1-203-930-1602
tavio.headley@xpo.com

Media Contact:
XPO Logistics, Inc.
Erin Kurtz, +1-203-489-1586
erin.kurtz@xpo.com